                         INTERNET COOPERATION AGREEMENT


         THIS INTERNET COOPERATION AGREEMENT (the "Agreement") is entered into this 1st day of October 1999 by and between CompleteHome Operations, Inc. ("CompleteHome"), a Delaware corporation with an office located at 200 Vallejo Street, San Francisco, California 94111 and Coldwell Banker Real Estate Corporation ("Coldwell Banker"), a California corporation with an office located at 6 Sylvan Way, Parsippany, New Jersey 07054.

                              W I T N E S S E T H:

         WHEREAS, Coldwell Banker is the franchisor of the Coldwell Banker(R) real estate brokerage franchise system (the "System"); and

         WHEREAS, CompleteHome is a provider of, among other things, a residential real estate services portal on the Internet ("Internet Portal"); and

         WHEREAS, CompleteHome and Coldwell Banker wish to engage in a cooperative marketing effort with each other in accordance with the terms and conditions of this Agreement.

         NOW THEREFORE, in consideration of the promises and covenants contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

         Section 1. Term. The term of this Agreement (the "Term") shall commence on October 1, 1999 and shall terminate on December 31, 2039, unless earlier terminated in accordance with the terms herein set forth.

         Section 2. CompleteHome Obligations. (a) During the Term, CompleteHome shall display the listings of residential real estate offered for sale through Coldwell Banker's franchisees (the "Listings") contained on the System web site operated by Coldwell Banker ("System Listings") on the Internet Portal and, subject to the prior written approval of Coldwell Banker, on the Internet web sites of third parties selected by CompleteHome. The System Listings will be placed as part of the content of the residential property listings pages located on the Internet Portal. The System Listings displayed by CompleteHome will include a detailed description of the property together with the identity of the broker for the particular Listing (including the corresponding agents of such broker as may be required by law or as may be requested by the broker). CompleteHome shall provide Internet traffic access to the Listings on the Internet Portal at no cost to the Internet users. With respect to System Listings, CompleteHome will not without the prior consent of Coldwell Banker (i) display the street address for a particular System Listing and/or (ii) identify the applicable agent of the broker associated with the System Listing. In addition, CompleteHome will not display any System Listing where doing so would violate any restriction imposed on such System Listing or where in the reasonable judgment of Coldwell Banker the display of such System Listing would be detrimental to the System.

         (b) CompleteHome shall make available on the Internet Portal broker profile screens (including agent profile screens to the extent requested by the respective broker), which screens shall include general data and information for each broker (and agent as the case may be) in the System, as such information is made available by Coldwell Banker. CompleteHome shall design and develop a profile template to be dedicated for the System which template shall include distinct characteristics, including System-specific attributes, so as to differentiate the profile screens for the System from similar content for other systems. The template design shall be subject to the approval of Coldwell Banker, which approval shall not be unreasonably withheld. The profile screens shall be accessible, via hyperlink, from the System Listings attributable to such broker/agent on the residential property listing pages of the Internet Portal. The profile screens may also be accessed by Internet users through search criteria from other locations on the Internet Portal. Although profile screens shall not include any hyperlinks to web sites or destinations other than the Internet Portal without the prior consent of Coldwell Banker, a profile screen may include a communication link to the listing broker (including the corresponding agents of such broker as may be required by law or as may be requested by broker), such as, customized telephone numbers, e-mail delivery, e-mail-to-fax delivery and other vehicles of communication to reach the broker as such vehicles become generally available for such purpose and are approved by the parties.

         (c) CompleteHome will, in cooperation with Coldwell Banker, maintain lines of communication with the brokers and agents (as permitted) of the System to, among other things, promote CompleteHome and the services offered by or through CompleteHome in connection with the Internet Portal. Through the use of communication mediums such as e-mail, fax and telephone, CompleteHome will distribute informational and marketing materials to the brokers and agents of the System. All information disseminated by CompleteHome to the brokers and agents of the System shall be subject to the prior approval of Coldwell Banker. In addition, CompleteHome shall solicit brokers and agents of the System to participate in various listing and other services ("Ancillary Services") which will be offered by or through CompleteHome. For Ancillary Services requested by a broker or agent of the System, CompleteHome will enter into an agreement with such broker or agent which sets forth the terms and conditions of such agreement. CompleteHome shall be solely responsible for honoring its obligations under all such broker and agent agreements including collecting any and all payments due in connection with the Ancillary Services from the particular broker or agent. For Ancillary Services provided through agreements by and between CompleteHome and third party service/product providers, CompleteHome shall be solely responsible for honoring its obligations under all such third party provider agreements, including collecting any and all payments, commissions, rebates or other similar amounts (the "Ancillary Service Revenues") payable to CompleteHome by such third parties relating to the broker's and agent's participation in the Ancillary Services. With respect to the Ancillary Services provided through agreements by and between CompleteHome and third party service/product providers only, CompleteHome agrees that it shall not promote, recommend or offer to the brokers and/or agents of the System any services or products, or providers thereof, which may be the subject of an exclusive marketing agreement (or similar arrangement) entered into or maintained by Coldwell Banker or any affiliate of Coldwell Banker.

         (d) CompleteHome will implement and maintain during the Term a system to track and record Internet traffic to the System Listings on a "per broker" basis and "per agent" basis. CompleteHome shall furnish a detailed report to (i) Coldwell Banker with respect to the System Listings and (ii) each broker with respect to the System Listings attributable solely to such broker or its agent, as applicable. The report shall be issued by CompleteHome, via electronic means, in a format and containing substance mutually agreed by the parties. A report shall be issued (i) to Coldwell Banker for each calendar month during the Term within fifteen (15) days from the end of the particular month and (ii) to any broker of the System within fifteen (15) days from the date on which said broker requests a report from CompleteHome (but in no event more than one (1) time in any calendar quarter during the Term with respect to a particular broker). Information to be included in the reports to Coldwell Banker will include information, such as, the total number of System Listings viewed and the total number of leads generated by System Listings to the brokers and agents.

         (e) At the request of Coldwell Banker, CompleteHome shall make available to Coldwell Banker various information, data and content prepared by or through CompleteHome for display through the System web site. Display of the information, data and content, including without limitation, any presentation or placement criteria, shall be subject to the mutual agreement of the parties, which approval shall not be unreasonably withheld. Access to all such information, data and content shall be provided to Coldwell Banker, at no cost. Further, all such CompleteHome information, data and content shall remain the property of CompleteHome and shall reside on a CompleteHome-designated server. During the Term, Coldwell Banker shall have a non-exclusive, non-transferable, limited license under this Agreement to access and use such information, data and content from the System web site. The environment in which such CompleteHome information, data and content is displayed on behalf of Coldwell Banker shall maintain a similar "look and feel" with respect to the System web site so as to foster a seamless transfer from the System web site to the CompleteHome server.

         (f) CompleteHome will be responsible for the management of maintenance and support services provided by third party providers for the System web site ("Third Party Providers"). Coldwell Banker shall promptly undertake to assign to CompleteHome the agreements with Third Party Providers for such maintenance and support services. CompleteHome will, in cooperation with Coldwell Banker, contact Third Party Providers to notify Third Party Providers of the appointment of CompleteHome under this subsection (f) and each of Coldwell Banker and CompleteHome shall execute the necessary documents, if any, to effectuate CompleteHome's appointment with respect to the management of such services on behalf of Coldwell Banker. Management services shall include, among other things, assisting in negotiations with service providers, reviewing/approving invoices, processing/remittance of payments due to Third Party Providers, monitoring performance and other related services as agreed by the parties. In no event shall CompleteHome have the right (i) to obligate Coldwell Banker to any provider of maintenance and support services for the System web site without the prior written consent of Coldwell Banker or (ii) to modify the terms of the agreements (or terminate such agreements) with Third Party Providers whereby such modifications would not be in the best interest of Coldwell Banker, including without limitation, reducing the service or performance levels established in any of the agreements with Third Party Providers.

         (g)(i) During the Term, CompleteHome shall serve as a non-exclusive business development representative ("BDR") for Coldwell Banker as it relates to third party advertising on the System web site. In its capacity as a BDR, CompleteHome shall offer and provide assistance (e.g. recommendations, strategies and other pertinent information) to Coldwell Banker, at no cost to Coldwell Banker, with respect to Coldwell Banker's planning and development of third party advertising and content on the System web site (the "BDR Services"). Although CompleteHome agrees to perform the BDR Services to acceptable standards as recognized throughout the Internet advertising industry, CompleteHome does not guarantee the success of any idea, concept, plan or design provided by CompleteHome to Coldwell Banker. Coldwell Banker expressly reserves the right to approve in advance any work product, advertising campaign, project or other materials submitted by CompleteHome to Coldwell Banker for display on the System web site or other web site, as applicable. Nothing contained in this Section 2(g) shall be deemed to require CompleteHome to undertake any campaign, prepare any advertising materials or publicity or cause the publication of any Internet advertising which, in CompleteHome's judgment, is misleading, indecent, libelous, unlawful or otherwise prejudicial to either party's interest. To the extent applicable, CompleteHome shall be responsible for obtaining all releases, licenses (including any assignments thereof), permits and other authorizations needed to use or display content (e.g. names, likenesses, endorsements and testimonials) on the System web site; provided, however, that Coldwell Banker shall be solely responsible for the accuracy, completeness and propriety of any and all information furnished to CompleteHome by Coldwell Banker (or on Coldwell Banker's behalf) in connection with the BDR Services. The parties shall meet on an annual basis, or more frequently as agreed by the parties, to prepare and approve an Internet business development agenda and schedule (the "Plan") for the then upcoming calendar year. The Plan shall be prepared in writing and shall outline, in reasonable detail, anticipated Internet business development activities, marketing alliance promotions, restrictions on marketing efforts and the like. The parties will also meet to discuss and evaluate Coldwell Banker's development of Internet business activities and opportunities relating to the placement of advertising on the System web site as such activities and opportunities arise during the Term of this Agreement and prior to Coldwell Banker's commitment to any third party relating thereto.

         (g)(ii) As part of the appointment of CompleteHome as the BDR and subject to the provisions in subsection (g)(iii) below, CompleteHome shall place any and all third party advertisements on the System web site. Such appointment by Coldwell Banker of CompleteHome for the placement of third party advertisements shall be exclusive in nature. CompleteHome will enter into and maintain the agreements with third parties for the placement of such advertising and shall be responsible for processing all requirements under such arrangements including the collection of any and all payments due in connection with the placement of such advertising. The presentation and/or location of third party advertising on the System web site shall be subject to the agreement of the parties. Notwithstanding the foregoing, for each six (6) month period during the Term (commencing on the first day of the first full calendar month of the Term) (the "Period"), Coldwell Banker shall have the right to cause CompleteHome to place, in Coldwell Banker's discretion, third party advertisements on the System web site (the "Allotted Ads"); provided, however, that in no event shall the total number of Coldwell Banker-designated impressions for such advertisements on the System web site in a particular Period exceed six percent (6%) of the total number of impressions placed on the System web site for such Period. Any expenses incurred by Coldwell Banker in reformatting portions of the System web site to accommodate advertising placed by CompleteHome shall be borne solely by CompleteHome. From time to time during the Term of this Agreement, either party may request the other party to review the applicable percentage of Allotted Ads allocated to Coldwell Banker and such percentage may be adjusted subject to such review and the mutual agreement of the parties.

         (g)(iii) With respect to the placement of advertisements pursuant to subsection (g)(ii) above, the parties acknowledge that in no event shall any such advertising be placed on the System web site which, in the judgment of Coldwell Banker, would be a violation of any marketing agreement (or similar arrangement) to which Coldwell Banker (or an affiliate of Coldwell Banker) is a party in effect as of the date of this Agreement. If, in the judgment of Coldwell Banker, the placement of any advertising by CompleteHome would be considered a violation of any marketing agreement (or similar arrangement) entered into by Coldwell Banker (or an affiliate of Coldwell Banker), then Coldwell Banker may, upon written notice to CompleteHome, cause CompleteHome to discontinue and remove such advertising from the System web site and take any other steps reasonably required by Coldwell Banker to ensure that Coldwell Banker (or the applicable affiliate of Coldwell Banker) is not in violation of such marketing agreement (or similar arrangement). Further, in no event shall CompleteHome offer for placement or place any advertising of an advertiser on the System web site whereby such advertiser engages in a business which is, directly or indirectly, competitive in nature to any businesses or operations of Coldwell Banker or any Coldwell Banker's affiliates. During the Term, CompleteHome agrees to provide Coldwell Banker with advance notice of advertising which CompleteHome plans to place on the System web site. Such notice shall be sent electronically (e.g. e-mail) to Coldwell Banker's designated project representative (or other method or project contact as may be agreed to by the parties) and shall at least identify the name of the prospective advertiser together with a general description of the nature of the goods and services offered by such advertiser. Coldwell Banker shall have five
(5) business days from the date of the notice to object, in writing, to the placement of advertising of the advertiser identified in the notice. In the event that CompleteHome does not receive Coldwell Banker's objection to the advertiser within the stated deadline, then Coldwell Banker's approval of the advertiser shall be deemed granted. The proposed artwork and content of any and all advertising shall be posted on a designated CompleteHome web site for review purposes by Coldwell Banker. Such web site shall be provided to Coldwell Banker at no cost and shall be operational on a 24X7 basis. During the Term, CompleteHome agrees that it shall not place any advertisements on the System web site with respect to the third parties and/or industries identified in Exhibit A, which is attached hereto and made part hereof. From time to time, Coldwell Banker may modify Exhibit A by adding or deleting third parties or industries as the case may be.

         (h) CompleteHome shall serve as the non-exclusive advertising placement consultant for Coldwell Banker for the purpose of the placement of Internet general advertising on behalf of Coldwell Banker and the System. CompleteHome shall offer and provide assistance (e.g. advice, recommendations, strategies and other pertinent information) to Coldwell Banker, at no cost to Coldwell Banker, with respect to Coldwell Banker's the negotiation, purchase and placement of Internet media in connection with the promotion of the Systems and/or the System web site. The parties shall meet on an annual basis, or more frequently as agreed by the parties, to discuss and prepare an Internet purchase and placement agenda and schedule (the "Media Plan") for the then upcoming calendar year. The Media Plan shall be prepared in writing and shall outline, in reasonable detail, anticipated Internet purchase and placement activities, marketing alliance promotions, restrictions on marketing efforts and the like. The parties will also meet to discuss and evaluate Coldwell Banker's development of Internet business activities and opportunities relating to the placement of Internet general advertising as such activities and opportunities arise during the Term of this Agreement and prior to Coldwell Banker's commitment to any third party relating thereto, including without limitation, any commitment with a third party to serve as Coldwell Banker's Agency of Record for the placement and purchase of general Internet advertising.

         (i) Subject to Section 11 below, CompleteHome shall place the trademarks, logos or other identifying marks of Coldwell Banker (the "Coldwell Banker Marks") on the section(s) of the Internet Portal designated for the System Listings and/or the System. Placement and identification of the Coldwell Banker Marks shall be at least as prominent as the placement and identification of any other real estate brokerage system or company in the property listing pages of the Internet Portal or other locations on the Internet Portal where such systems and companies are collectively displayed. In no event shall CompleteHome state or imply a preference for a particular real estate brokerage system or company over Coldwell Banker or the System. Further, CompleteHome shall provide Coldwell Banker, at CompleteHome's cost, with fifty thousand (50,000) banner advertisement impressions per calendar month. The banner advertisements will be located at the top of the applicable web site pages and will provide a hyperlink from the Internet Portal to the System web site. The design of the banner advertisement will be provided to CompleteHome by Coldwell Banker. From time to time during the Term of this Agreement, either party may request the other party to review the designated number of banner advertisements allocated to Coldwell Banker, among other aspects relating to the hyperlink to the System web site. The number of impressions and other related aspects thereto may be adjusted subject to such review and the mutual agreement of the parties.

         (j) On or about the execution of this Agreement, CompleteHome shall appoint a designated project representative who will serve as the primary point of contact with Coldwell Banker for the purpose of carrying out the day-to-day activities under this Agreement. The project representative shall be qualified and shall have the appropriate authority to approve requests made by Coldwell Banker in performing CompleteHome's obligations under this Agreement.

         Section 3. Coldwell Banker Obligations. (a) During the Term, Coldwell Banker shall provide to CompleteHome System Listings which are made available to Coldwell

Banker by or through the brokers of the System. In providing the System Listings, Coldwell Banker shall furnish to CompleteHome detailed property descriptions together with the identity of the broker for the particular System Listings (including the corresponding agents of such broker as may be required by law or as may be requested by the broker) together with the information required to complete/update profile screens for the brokers and agents (as applicable) of the System. The System Listings, including property descriptions and broker/agent information and data (and changes in such information) shall be provided daily, via electronic means, from Coldwell Banker to CompleteHome. The format of such information and the particular time of transfer of the information shall be mutually agreed by the parties. Although Coldwell Banker does not guarantee the accuracy of the information furnished to CompleteHome, Coldwell Banker shall use commercially reasonable efforts to ensure that such information is an accurate and complete reflection of the information provided by the brokers to Coldwell Banker as of the date of the transfer to CompleteHome. Coldwell Banker will promptly notify CompleteHome of any incomplete or inaccurate information discovered by Coldwell Banker so that CompleteHome may issue an updated version of the information.

         (b) Coldwell Banker shall use commercially reasonable efforts to promote CompleteHome and its services (including general descriptions of the various features offered by CompleteHome on the Internet Portal) to the brokers and agents of the System and to encourage the brokers and agents to participate in the programs developed and offered by or through CompleteHome in connection with this Agreement. Coldwell Banker will cooperate, in good faith, with CompleteHome to assist CompleteHome in designing and developing marketing materials, literature and other forms of communications to be issued by CompleteHome to the brokers and agents of the System. Although such assistance will include information and recommendations from Coldwell Banker, Coldwell Banker will not be responsible to provide any financial assistance to CompleteHome pursuant to this subsection (b).

         (c) From time to time, Coldwell Banker shall submit to CompleteHome for display on the Internet Portal various System-specific information, data and content prepared by or through Coldwell Banker for the System web site. As such information, data and content is considered by Coldwell Banker to be valuable and proprietary in nature, the parties shall, prior to any transfer of such information, data and content to CompleteHome, mutually agree as to the terms of such transfer including the manner in which the information, data and content will be used and/or displayed on the Internet Portal. Among other aspects to be contemplated in reaching such agreement, the parties shall consider (i) the uniqueness of the information, data or content to be transferred to CompleteHome, (ii) the impact on Coldwell Banker and the System, if any, of the display of such information, data or content on the Internet Portal, (iii) the scope and breadth of the proposed display, (iii) the "look and feel" of the proposed display, (iv) the duration of the proposed display, (v) the display of similar information by real estate brokerage systems other than the System and
(vi) Coldwell Banker's cost and expense attributable to the design, development and/or publication of such information, data and content. All costs to display and maintain the information, data and content on the Internet Portal shall be the responsibility of CompleteHome. Further, all such Coldwell Banker information, data and content shall remain the property of Coldwell Banker; provided, however, that CompleteHome shall have, during the Term, a non-exclusive, non-transferable, limited license under this Agreement to receive, use and display such information, data and content on the Internet Portal.

         (d) Subject to Section 11 below, Coldwell Banker shall place the trademarks, logos or other identifying marks of CompleteHome (the "CompleteHome Marks") on the System web site. Placement of the CompleteHome Marks shall be in a prominent location as agreed by the parties. Further, through a CompleteHome-identifying icon placed on the System web site, Coldwell Banker will provide, at CompleteHome's expense, a hyperlink connecting the System web site to the section of the Internet Portal designated for the System Listings and the System as agreed to by the parties.

         (e) Coldwell Banker agrees to reference CompleteHome and/or its affiliation with Coldwell Banker and the System in all of Coldwell Banker's off-line advertising (as defined below), where appropriate. The placement of such references in off-line advertising shall be at the cost of CompleteHome provided that Coldwell Banker obtains CompleteHome's advance approval prior to incurring any such costs. The location and form of the references to CompleteHome in the off-line advertising shall be subject to the mutual agreement of the parties. Upon the execution of this Agreement or as soon thereafter as commercially practicable, Coldwell Banker and CompleteHome shall meet to review Coldwell Banker's commitments and schedules for off-line advertising in effect as of the date of this Agreement. For the purposes of this subsection (e), the reference to "off-line advertising" shall include, but not be limited to, advertising placed via print, radio, television or other forms of media other than the Internet but shall not include any advertising by the franchisees of the System.

         (f) On or about the execution of this Agreement, Coldwell Banker shall appoint a designated project representative who will serve as the primary point of contact with CompleteHome for the purpose of carrying out the day-to-day activities under this Agreement. The project representative shall be qualified and shall have the appropriate authority to approve requests made by CompleteHome in performing Coldwell Banker's obligations under this Agreement.

         Section 4. Commissions/Fees. (a) Ancillary Services Commission. (i) During the Term and to the extent permitted by law, CompleteHome shall pay commissions on the Ancillary Service Revenues attributable to leads originating from the System and the brokers and agents of the System in the amount of ten percent (10%) of such Ancillary Service Revenues. Such commissions shall be paid by CompleteHome to Coldwell Banker with respect to any leads originating from the System web site or to the particular broker with respect to any leads originating from the broker (and such broker's agents), including without limitation, any leads generated from a particular broker's web site. The commissions payable by CompleteHome to Coldwell Banker or the broker (as the case may be) with respect to the Ancillary Service Revenues generated in each calendar quarter shall be paid not more than thirty (30) days after the end of such quarter. CompleteHome shall provide Coldwell Banker with each payment made to Coldwell Banker a report, detailing the Ancillary Service Revenues generated by the System, the Ancillary Services Revenues attributable to the brokers and agents of the System, the origin of the applicable leads and the calculation of the commissions paid thereon. Further, CompleteHome shall provide the broker with each such payment a report, detailing the Ancillary Service Revenues attributable to the broker and its agents (broken down on a "per agent" basis) and the calculation of the commissions paid thereon.

         (a)(ii) From time to time during the Term (but no more than one (1) time in any calendar quarter), CompleteHome or Coldwell Banker may, upon written notice to the other party, initiate a review to determine an equitable adjustment, if any, in the rate of commission payable on Ancillary Service Revenues in effect as of the date on which notice is issued. In the event that it is determined by the parties that an adjustment is warranted based on the totality of the circumstances, then such adjustment shall become effective immediately upon such determination without the necessity of further notice. In the event that it is determined that an adjustment is not warranted based on the totality of the circumstances (or, despite each party's good faith efforts, the parties are unable to reach agreement as to an equitable adjustment in the rate of commission), then the rate of commission in effect as of the date of the notice shall remain in effect and unchanged.

         (b) Advertising Commission. (i) During the Term and in consideration of the services provided by CompleteHome pursuant to Section 2(h) above, among other services and value provided by CompleteHome, CompleteHome shall pay to Coldwell Banker commissions on the total amount of the net advertising revenues ("Net Advertising Revenues") generated by and paid to CompleteHome in connection with any and all advertising placed on the System web site in the amount of ten percent (10%) of the Net Advertising Revenues. The commissions payable to Coldwell Banker with respect to the Net Advertising Revenues generated in each calendar month shall be paid not more than thirty (30) days after the end of such month. CompleteHome shall provide Coldwell Banker with each such payment a report, certified as true and correct by a duly authorized representative of CompleteHome, detailing the advertising revenues generated by CompleteHome and the calculation of the commissions paid thereon.

         (b)(ii) From time to time during the Term (but no more than one (1) time in any calendar quarter), CompleteHome or Coldwell Banker may, upon written notice to the other party, initiate a review to determine an equitable increase, if any, in the rate of commission payable on Net Advertising Revenues in effect as of the date on which notice is issued. Among other aspects to be considered in making such determination, the parties will review the overall performance of the System web site; increases or decreases in the volume of System Listings posted on the System web site; increases, if any, in the commission rates payable to CompleteHome by third party advertisers for the placement of advertising; rates of commission due to web site owners or operators generally recognized throughout the Internet industry; and any other pertinent information provided by the parties. In the event that it is determined by the parties that an increase is warranted based on the totality of the circumstances, then such increase shall become effective immediately upon such determination without the necessity of further notice. In the event that it is determined that an increase is not warranted based on the totality of the circumstances (or, despite each party's good faith efforts, the parties are unable to reach agreement as to an increase in the rate of commission), then the rate of commission in effect as of the date of the notice shall remain in effect and unchanged.

         (c) Web Site Management Service Fees. (i) In consideration for CompleteHome's management of certain maintenance and support services with respect to the System web site and subject to subsection (c)(ii) below, Coldwell Banker shall pay to CompleteHome a service fee (the "Service Fee") based on the actual savings realized under the agreements with Third Party Providers to the extent such savings are attributable to CompleteHome. The Service Fee payable to CompleteHome with respect to the actual savings realized in each calendar month shall be paid by Coldwell Banker not more than thirty (30) days after the end of such month. CompleteHome shall provide Coldwell Banker at the conclusion of each calendar month an invoice for the Service Fee, if any, together with a consolidated, monthly invoice with respect to the payments made to Third Party Providers by CompleteHome for such period and any other related information reasonably requested by Coldwell Banker. Payment of the invoices shall be remitted to CompleteHome by Coldwell Banker within thirty (30) days after the receipt of the invoices.

         (c)(ii) For the purpose of calculating the actual savings attributable to CompleteHome's management and support services, the parties acknowledge that from time to time during the Term CompleteHome and the Third Party Providers may modify the commercial terms (e.g. scope, pricing elements) of the agreements with the Third Party Providers or may renew or extend such agreements. In the event of a modification or renewal of an agreement with a Third Party Provider, CompleteHome and Coldwell Banker shall cooperate with each other, in good faith, to determine the price Coldwell Banker would have paid with respect to the scope of the services offered thereunder at the time of the modification of the commercial terms or renewal (or extension) of the agreement (or execution of the agreement with the service provider other than a Third Party Provider) (the "Fair Market Value"). The Service Fee shall be the lesser of the following amounts (y) the difference between the Fair Market Value and the actual billings OR (z) six percent (6%) of the Fair Market Value.

         Section 5. Exclusivity. During the Term, Coldwell Banker agrees that it shall not furnish the System Listings to any third party provider or operator of an Internet portal (in the capacity of aggregating or displaying such real estate listings for online dissemination) other than CompleteHome; provided, however that such restriction shall not limit or pertain to any commitments or obligations existing as of the date of this Agreement to provide the System Listings to a third party provider or operator of an Internet portal (in the capacity of aggregating or displaying such real estate listings for online dissemination) and further provided that nothing in this Section 5 shall limit or otherwise affect Coldwell Banker from utilizing the System Listings in any manner in connection with the System web site. With respect to any obligations or commitments existing as of the date of this Agreement to provide System Listings to a third party provider or operator of an Internet portal, Coldwell Banker hereby agrees not to extend or renew any such obligations or commitments.

         Section 6. Indemnity/Limitation of Liability. (a) CompleteHome shall indemnify and hold harmless Coldwell Banker and its affiliates, officers, directors, employees, agents, successors and assigns from any claims, damages, liabilities, losses, government procedures and costs, including reasonable attorneys' fees and costs of suit, arising from any third party claims for (i) CompleteHome's or its employees' or agents' failure to comply with applicable laws and regulations, negligence or willful misconduct in connection with the performance of this Agreement, or misrepresentation, or breach of any warranty, obligation or covenant of this Agreement and (ii) libel, slander or defamation or violation (or misappropriation) of intellectual property rights, privacy rights, publicity rights or similar rights arising from any content or advertising placed or displayed on the System web site, Internet Portal or other approved web site only to the extent that such content or advertising is furnished by CompleteHome. In no event shall the indemnity obligation set forth in this subsection (a) apply to any information (including content) furnished to CompleteHome by Coldwell Banker.

         (b) Coldwell Banker shall indemnify and hold harmless CompleteHome and its affiliates, officers, directors, employees, agents, successors and assigns from any claims, damages, liabilities, losses, government procedures and costs, including reasonable attorneys' fees and costs of suit, arising from third party claims for (i) Coldwell Banker's or its employees' or agents' failure to comply with applicable laws and regulations, negligence or willful misconduct in connection with the performance of this Agreement, misrepresentation or breach of any warranty, obligation or covenant of this Agreement and (ii) libel, slander or defamation or violation (or misappropriation) of intellectual property rights, privacy rights, publicity rights or similar rights arising from any content or advertising placed or displayed on the System web site, Internet Portal or other approved web site only to the extent that such content or advertising is furnished by Coldwell Banker. In no event shall the indemnity obligation set forth in this subsection (b) apply to or include the acts or omissions of any broker or agent of the System or apply to any information (including content) furnished to Coldwell Banker by CompleteHome.

         (c) In the event that the indemnified party is required to respond to any claim, action, demand or proceeding, the indemnifying party will, upon reasonable notification, respond and defend the indemnified party against such claims and demands in any such actions or proceedings pursuant to its indemnity obligations under this Section 6. In the event that the indemnifying party fails to defend the indemnified party, the indemnifying party will reimburse the indemnified party for all reasonable costs and expenses, including reasonable attorneys' fees, incurred by the indemnified party.

         (d) Neither party shall be responsible to the other for any indirect, special or consequential damages under any tort including lost profits or interruption of business (regardless of whether a party has been advised of the possibility of or could have foreseen such damages). Notwithstanding the foregoing, the limitation of liability provided under this subsection (d) shall not apply with respect to (i) third party claims and/or (ii) the willful misconduct or gross negligence of a party.

         (e) This Section 6 and the rights, remedies, obligations and limitations of the parties under such Section shall survive termination or expiration of this Agreement.

         Section 7. Books and Records; Audit. CompleteHome shall use commercially reasonable efforts to keep accurate and complete records of the revenues generated by CompleteHome in connection with this Agreement and the System (including without limitation, the Ancillary Services Revenues and Net Advertising Revenues) together with invoices and other payment information relating to CompleteHome's management of the maintenance and support service agreements. All such records shall be available for inspection and audit by Coldwell Banker or its representatives on reasonable notice to CompleteHome during normal business hours throughout the Term of this Agreement and for one (1) year thereafter. CompleteHome shall reasonably cooperate with Coldwell Banker in such inspection and audit. In the event any such inspection or audit establishes an underpayment of commissions, CompleteHome shall pay the amount of the deficit within fifteen
(15) days after notification of such deficiency. In the event such audit identifies an overpayment of commissions, such overpayment shall be reconciled against future commissions to become due from CompleteHome to Coldwell Banker or, if it is determined that future commissions will not become due, Coldwell Banker will remit payment in the amount of the overage within fifteen (15) days from such determination.

         Section 8. Acknowledgments. (a) CompleteHome acknowledges that Coldwell Banker is a franchisor and not the owner or operator of real estate brokerage offices and that, as such, Coldwell Banker cannot compel or guarantee any level of participation of the franchisees (including brokers and agents) of the System with CompleteHome or any other third party. Further, despite the recommendation and promotion of CompleteHome by Coldwell Banker, CompleteHome acknowledges that the brokers and agents of the System may enter into and maintain agreements or arrangements with third parties which may include listing agreements and marketing agreements. In no event shall any such agreements or arrangements entered into by the brokers or agents of the System be construed to be a violation of the terms of this Agreement, including any obligations or limitations of Coldwell Banker hereunder. Coldwell Banker shall not be responsible for any amounts or obligations owed to CompleteHome by any brokers or agents of the System.

         (b) For the purpose of this Agreement, the phrases "affiliates of Coldwell Banker" or "Coldwell Banker's affiliates" shall not include the franchisees (brokers and agents) of the System.

         Section 9. Termination/Force Majeure. (a) When fully executed, this Agreement will constitute a binding obligation of both parties which may not be terminated by either party except that either party may terminate this Agreement (in whole or in part) in the event of a material breach of the terms of this Agreement by the other party. In the event of a material breach as set forth above, the breaching party shall be given written notice of such breach and the opportunity to cure such breach within thirty (30) days of the date of such notice (ten (10) days in the case of a payment default). In the event the breaching party fails to cure such breach within the applicable period stated above, the other party shall have the right to immediately terminate this Agreement upon written notice to the breaching party.

         (b) In no event shall either party be liable to the other party for any delay or failure to perform hereunder, which delay or failure to perform is due to causes beyond the reasonable control of said party, including, but not limited to, acts of God; acts of the public enemy; acts of the United States, or any state, territory or political division of the United States of America, or of the District of Columbia; acts of a judiciary or legislative body; fires; floods; epidemics; quarantine restrictions; strikes or any other labor disputes; and freight embargoes; provided, however, that the delay or failure to perform was not be caused by the negligent acts of the non-performing party and that the non-performing party acts with due diligence to mitigate any such delays in its failure to perform.

         Section 10. Representations. (a) Each party has full power and authority and has been duly authorized, to enter into and perform its obligations under this Agreement, all necessary approvals of any Board of Directors, shareholders, partners, co-tenants and lenders having been obtained. The execution, delivery and performance of this Agreement by each party will not violate, create a default under or breach of any charter, bylaws, agreement or other contract, license, permit, indebtedness, certificate, order, decree or security instrument to which such party or any of its principals is a party or is subject. Neither party is the subject of any current or pending dissolution, receivership, bankruptcy, reorganization, insolvency, or similar proceeding on the date this Agreement is executed by such party and was not within the three
(3) years proceeding such date. The persons signing this Agreement on behalf of each party are authorized to execute this Agreement for and on behalf of such party and have full authority to so bind such party.

         (b) CompleteHome and Coldwell Banker will comply with all applicable local, state and federal laws and regulations in connection with the performance of their respective obligations under this Agreement.

         Section 11. Trademarks/Artwork. (a) Except as specifically provided in this Agreement, CompleteHome specifically acknowledges that this Agreement does not confer upon CompleteHome any interest in or right to use any trademark, service mark or other intellectual property right of Coldwell Banker or its affiliates (the "Coldwell Banker Intellectual Property Rights") in connection with this Agreement unless CompleteHome receives the prior written consent of Coldwell Banker. CompleteHome further agrees that upon termination or expiration of this Agreement, CompleteHome shall immediately cease and discontinue all use of the Coldwell Banker Intellectual Property Rights. Further, if CompleteHome wishes to utilize the Coldwell Banker Intellectual Property Rights in advertising or promotional materials, it must submit such materials to Coldwell Banker for final approval before utilizing them. In no event may CompleteHome or any affiliated or associated person or entity utilize the Coldwell Banker Intellectual Property Rights for any purpose other than in connection with this Agreement. CompleteHome agrees to comply with all requests of Coldwell Banker with respect to the appearance and use of the Coldwell Banker Intellectual Property Rights, including without limitation, any requests to change the form or style of the Coldwell Banker Intellectual Property Rights and shall at all times consistently use the Coldwell Banker Intellectual Property Rights so as to ensure that Coldwell Banker's rights are adequately preserved. Coldwell Banker reserves the right from time to time to require changes to the Coldwell Banker Intellectual Property Rights upon thirty (30) days prior written notice to CompleteHome.

         (b) Except as specifically provided in this Agreement, Coldwell Banker specifically acknowledges that this Agreement does not confer upon Coldwell Banker any interest in or right to use any trademark, service mark or other intellectual property right of CompleteHome or its affiliates (the "CompleteHome Intellectual

Property Rights") in connection with this Agreement unless Coldwell Banker receives the prior written consent of CompleteHome. Coldwell Banker further agrees that upon termination or expiration of this Agreement, Coldwell Banker shall immediately cease and discontinue all use of the CompleteHome Intellectual Property Rights. Further, if Coldwell Banker wishes to utilize the CompleteHome Intellectual Property Rights in advertising or promotional materials, it must submit such materials to CompleteHome for final approval before utilizing them. In no event may Coldwell Banker or any affiliated or associated person or entity utilize the CompleteHome Intellectual Property Rights for any purpose other than in connection this Agreement. Coldwell Banker agrees to comply with all requests of CompleteHome with respect to the appearance and use of the CompleteHome Intellectual Property Rights, including without limitation, any request to change the form or style of the CompleteHome Intellectual Property Rights and shall at all times consistently use the CompleteHome Intellectual property Rights so as to ensure that CompleteHome's rights are adequately preserved. CompleteHome reserves the right from time to time to require changes to the CompleteHome Intellectual Property Rights upon thirty (30) days prior written notice to Coldwell Banker.

         Section 12. Relationship of Parties. The relationship between CompleteHome and Coldwell Banker is one of an independent contractor. Neither party is the legal representative or agent of, or has the power to obligate (or has the right to direct or supervise the daily affairs of) the other or any other party for any purpose whatsoever. CompleteHome and Coldwell Banker expressly acknowledge that the relationship intended by them is a business relationship based entirely on and circumscribed by the express provisions of this Agreement and that no partnership, joint venture, agency, fiduciary or employment relationship is intended or created by reason of this Agreement.

         Section 13. Assignments. This Agreement may not be assigned by either party without the prior written consent of the non-assigning party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, either party may assign this Agreement without the consent of the other party to an affiliate or in connection with a merger, consolidation or a sale of substantially all of its assets. This Agreement and the covenants and agreements herein contained shall, subject to the provisions of this Section, inure to the benefit of and be binding on the parties hereto and their respective permitted successors and assigns.

         Section 14. Confidentiality. (a) CompleteHome acknowledges that any information conveyed to or obtained by CompleteHome regarding Coldwell Banker, its business plans and operations in connection with this Agreement is confidential and proprietary to Coldwell Banker (the "Coldwell Banker Confidential Information"). CompleteHome agrees that in no event shall CompleteHome disclose, transfer, copy, duplicate, or publish any Coldwell Banker Confidential Information to any third party without the prior written consent of CompleteHome, which consent may be withheld in Coldwell Banker's sole discretion. CompleteHome further agrees that it shall not utilize any Coldwell Banker Confidential Information for any purpose whatsoever other than for the purpose of performing its obligations under this Agreement. CompleteHome shall only make available the Coldwell Banker Confidential Information to its employees on a need-to-know basis and shall advise such employees of the restriction set forth with respect to the use of such Coldwell Banker Confidential Information. CompleteHome shall be responsible for the unauthorized disclosure of any Coldwell Banker Confidential Information by its employees.

         (b) Coldwell Banker acknowledges that any information conveyed to or obtained by Coldwell Banker regarding CompleteHome, its business, plans and operations in connection with this Agreement is confidential and proprietary to CompleteHome (the "CompleteHome Confidential Information"). Coldwell Banker agrees that in no event shall Coldwell Banker disclose, transfer, copy, duplicate, or publish any CompleteHome Confidential Information to any third party without the prior written consent of CompleteHome, which consent may be withheld in CompleteHome's sole discretion. Coldwell Banker further agrees that it shall not utilize any CompleteHome Confidential Information for any purpose whatsoever other than for the purpose of performing its obligations under this Agreement. Coldwell Banker shall only make available the CompleteHome Confidential Information to its employees on a need-to-know basis and shall advise such employees of the restriction set forth with respect to the use of such CompleteHome Confidential Information. Coldwell Banker shall be responsible for the unauthorized disclosure of any CompleteHome Confidential Information by its employees.

         (c) The non-disclosure restrictions set forth in this Section 14 shall not apply to information which (i) is or becomes generally available to the public other than as a result of a disclosure by the receiving party; (ii) was within the receiving party's possession prior to its being furnished by the originating party, provided that the source of such information was not known by the receiving party to be bound by a confidentiality agreement or non-disclosure restrictions with respect to such information; or (iii) becomes available to the receiving party on a nonconfidential basis from a source other than the originating party, provided that the source of such information was not known by the receiving party to be bound by a confidentiality agreement or non-disclosure restrictions with respect to such information. With respect to disclosures of the Coldwell Banker Confidential Information or CompleteHome Confidential Information as may be required by law or court order, such disclosures shall be permitted without the consent of the originating party provided that the disclosing party furnishes the originating party prior written notification (as soon as practicably possible after the request for disclosure is made). Upon the termination of this Agreement or upon the earlier written request by the originating party, the receiving party shall return the Coldwell Banker Confidential Information and CompleteHome Confidential Information (as the case may be) to the originating party including any copies relating thereto on whatever media (or alternatively destroy such information if so instructed by the originating party).

         (d) The parties acknowledge that Coldwell Banker Confidential Information and CompleteHome Confidential Information, respectively, is a valuable asset of the originating party, the disclosure of which would cause the originating party irreparable harm for which there is no adequate remedy at law. Accordingly, in the event of a breach or alleged breach of this Section 14, the originating party or parties shall be allowed injunctive relief and any other equitable remedies in addition to remedies afforded by law. The obligations of each party pursuant to this Section 14 shall survive the termination or expiration of this Agreement.

         Section 15. Partial Invalidity. Should any part of this Agreement, for any reason, be declared invalid, such decision shall not affect the validity of any remaining portion of this Agreement.

         Section 16. No Waiver. No failure or delay in requiring strict compliance with any obligation of this Agreement (or in the exercise of any right or remedy provided herein) and no custom or practice at variance with the requirements hereof shall constitute a waiver or modification of any such obligation, requirement, right or remedy or preclude exercise of any such right or remedy or the right to require strict compliance with any obligation set forth herein. No waiver of any particular default or any right or remedy with respect to such default shall preclude, affect or impair enforcement of any right or remedy provided herein with respect to any subsequent default. No approval or consent of either party shall be effective unless in writing and signed by an authorized representative of such party, and such party's consent or approval may be withheld for so long as the other party is in default of any of its obligations under this Agreement.

         Section 17. Notices. Notices will be effective hereunder when and only when they are reduced to writing and delivered, by next day delivery service, with proof of delivery, or mailed by certified or registered mail, return receipt requested, to the appropriate party at its address stated below or to such person and at such address as may be designated by notice hereunder. Notices shall be deemed given on the date delivered or date of attempted delivery, if service is refused.

     CompleteHome:                     Coldwell Banker:
     -------------                     ----------------

     CompleteHome Operations, Inc.     Coldwell Banker Real Estate Corporation
     200 Vallejo Street                6 Sylvan Way
     San Francisco, California 94111   Parsippany, New Jersey 07054
     Attn: President                   Attn: President


         Section 18. Publicity. Each party shall (a) submit to the other party all advertising, written sales promotions, press releases, and other publicity matters relating to this Agreement in which the other party's name or mark is mentioned or which contains language from which a relationship with the other party may be inferred or implied and (b) not publish or use such advertising, sales promotions, press releases or publicity matters without the other party's consent.

         Section 19. Miscellaneous. The remedies provided in this Agreement are not exclusive. This Agreement will be construed in accordance with the laws of the State of New Jersey, except for New Jersey's conflict of laws principles. The parties consent to District Court for the District of New Jersey and further waive objection to venue in any such court. This Agreement is exclusively for the benefit of the parties hereto and may not give rise to liability to a third party. No agreement between CompleteHome or Coldwell Banker and anyone else is for the benefit of the other party. Neither party will interfere with contractual relations of the other. The section headings in this Agreement are for convenience of reference only and will not affect its interpretation.

         This Agreement, together with all instruments, exhibits, attachments and schedules hereto, constitutes the entire agreement (superseding all prior agreements and understanding, oral or written) of the parties hereto with respect to the subject matter hereof and shall not be modified or amended in any respect unless in writing executed by all such parties.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first stated above.



COMPLETEHOME OPERATIONS, INC.               COLDWELL BANKER REAL
                                             ESTATE CORPORATION


By:  /S/ Sarah Nolan                        By:  /S/ Alex Perriello
   --------------------------                  -------------------------------
Name:  Sarah Nolan                          Name:  Alex Perriello
     ------------------------                    -----------------------------
Title:  CEO                                 Title:  President & CEO
      -----------------------                     ----------------------------

                                    EXHIBIT A


                  THIRD PARTY/INDUSTRY ADVERTISING RESTRICTIONS




         The following list identifies the applicable advertising restrictions on CompleteHome in the placing advertising on the System web site. In general, the prohibited advertising is classified either on a "third party advertiser basis" or "industry basis."


- Residential real estate brokerage system or agencies (other than businesses or operations relating to Coldwell Banker)
-        Advertising relating to residential mortgage service providers
-        Corporate relocation providers
-        Vehicle rental systems or agencies